Exhibit 10.4

Miami Breeze Car Care, Inc.

Subscription Agreement

The undersigned, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase shares of the common stock of Miami Breeze Car Care, Inc., (the “Company”), a Florida corporation for a purchase price of $3.00 Simultaneous with the execution and delivery of this confirmation to the Company, the undersigned is either delivering a check made payable to “Miami Breeze Car Care, Inc.” or sending a wire transfer payment to the Company’s account.

The undersigned acknowledges that he has received a copy of the prospectus of the Company, filed with the Securities and Exchange Commission (“Prospectus”) with respect to the offer and sale of the shares of stock being purchased.

The undersigned further acknowledges that although the shares of common stock being purchased from the Company are registered securities under the U.S. Securities Act of 1933, as amended, there may be restrictions on the resale of the shares imposed by the particular state law where the undersigned resides or in a jurisdiction outside of the United States. Accordingly, the undersigned will not offer to sell or sell the Shares in any jurisdiction unless the undersigned obtains all required consents, if any.

The undersigned understands that an investment in the shares is a speculative investment, which involves a high degree of risk and the potential loss of his entire investment. The undersigned is further aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the shares or the Company, or (iii) guaranteed or insured any investment in the Shares or any investment made by the Company. The undersigned understands that the price of the stock purchased hereby bears no relation to the assets, book value or net worth of the Company and was determined arbitrarily by the Company. The undersigned agrees and acknowledges that it has read all the information contained in the Prospectus, including without limitation, the Risk Factors contained therein.

Date: _______________	Amount of Investment: $___________

Number of Shares: __________

1.	Print Full Name of Investor:

2.	Permanent Address of Investor:

3.	Authorized Signatory:

If Investor is an entity, provide copy of Articles of Incorporation, Certificate of Formation, or other evidence of existence, as well as a copy of board resolution or other evidence of authorization to purchase the shares of the Company.

Authorized signature of the President of Miami Breeze Car Care, Inc.

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